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                             Independent Auditor's Consent

We consent to the incorporation by reference in this Registration Statement of Washington Real Estate Investment Trust on Form S-3 of our report dated November 17, 1997, included in the Trust's Report on Form 8-K dated November 12, 1997 and to the reference to us under the heading "Experts" in the prospectus, which is part of the Registration Statement.


                                               /s/ McGladrey & Pullen, LLP
                                               ----------------------------
                                               MCGLADREY & PULLEN, LLP

Minneapolis, Minnesota
January 16, 1998